SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2003

METROCALL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21924	54-1215634
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia	22306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 660-6677

Item 5. Other Events.

     On July 1, 2003, Metrocall Holdings, Inc. issued a press release announcing that it had made a $11.5 million final repayment on account of approximately $11.5 million aggregate principal amount outstanding on its 12% senior subordinated PIK notes. A copy of this press release is attached as Exhibit 99.1 and is hereby incorporated by reference in response to this item.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 1, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCALL HOLDINGS, INC.

By: \s\ George Z. Moratis
Name: George Z. Moratis
Title: Chief Financial Officer and Treasurer

Dated: July 1, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 1, 2003